EXHIBIT 99.1

DELTA PETROLEUM CORPORATION
Aleron H. Larson, Jr., Chairman
Roger A. Parker, President and CEO
Kevin K. Nanke, CFO
475 17th Street, Suite 1400
Denver, Colorado 80202


For Immediate Release
---------------------


                 DELTA PETROLEUM CORPORATION REPORTS RECORD
                       OPERATING RESULTS IN FY2003

                   REVENUES ALMOST TRIPLE TO $24 MILLION

     DENVER, Colorado (September 22, 2003) - Delta Petroleum Corporation (NASDAQ: DPTR) (FRANKFURT STOCK EXCHANGE: DPE), an independent energy exploration and development company, today reported its operating results for the fiscal year ended June 30, 2003.

     For the twelve months ended June 30, 2003, Delta reported revenues of approximately $24.0 million, which represented an increase of 198% when compared with FY2002 revenues of approximately $8.0 million. The approximate tripling in revenues reflected increased oil and gas production, along with higher commodity prices. The Company reported net income of $1.25 million, or $0.05 per diluted share, in FY2003, versus a net loss of ($6,253,000), or ($0.49) per share, in the previous fiscal year. Cash flow from operations increased to $8,650,000 (equivalent to $0.36 per diluted share) in FY2003, compared with $17,000 (less than $0.01 per diluted share) in FY2002. A reconciliation of the term "cash flow from operations" with GAAP measures is provided in the financial schedule accompanying this release.

     Total proved reserves increased 22% to 89.7 billion cubic feet equivalent
(BCFE) at June 30, 2003, compared with 73.2 BCFE at the end of FY2002. Production for FY2003 averaged 2,654 barrels of oil equivalent per day (BOEPD), which represented an increase of 95% when compared with average production of 1,360 BOEPD in the fiscal year ended June 30, 2002. The average price realized per barrel of oil sold during FY2003 approximated $28.81, compared with $22.22 in FY2002 for onshore production and approximated $20.21, compared with $14.36 in FY2002 for offshore production while natural gas was sold for an average price of $4.67 per MCF in FY2003, versus an average of $2.75 per MCF in the fiscal year ended June 30, 2002.

     "While higher oil and gas prices benefitted our financial performance in the most recent fiscal year, production almost doubled and we increased our year-end reserves by 22% through acquisitions and drilling activities. Rising production is allowing the Company to leverage the substantial investment in corporate infrastructure that followed our purchase of Castle Energy's domestic oil and gas properties in June 2002, and we expect operating efficiencies to improve further in Fiscal 2004." stated Roger Parker, President and Chief Executive Officer of Delta Petroleum Corporation.

     "Our plans call for a substantial increase in drilling activities during the current fiscal year," continued Parker. "We are currently drilling and/or completing new wells in Tuscaloosa County, Alabama; Sumner County, Kansas; and Fremont County, Wyoming. These are all Company-operated properties in which Delta's working interests range from 70% to 100%. Although the Company expensed approximately $405,000 in dry hole costs during the fourth quarter of FY2003, our recent drilling activities have been very successful in all three of the geographic areas mentioned above. At current commodity prices, and when combined with the impact of recent acquisitions upon operating results, we believe that revenues, earnings and cash flow should improve significantly in Fiscal 2004, and we expect such trends to be evident in the quarter ended September 30, 2003."

     Delta Petroleum Corporation is an oil and gas exploration and development company based in Denver, Colorado. The Company has producing properties in 14 states and interests in one producing federal unit and four undeveloped units located in federal waters offshore California near Santa Barbara. Its common stock is traded on NASDAQ under the symbol "DPTR" and on the Frankfurt Stock Exchange under the symbol "DPE."

     Forward-looking statements in this announcement are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Investors are cautioned that all forward-looking statements involve risks and uncertainty, including without limitation, the costs of exploring and developing new oil and natural gas reserves, the price for which such reserves can be sold, environmental concerns effecting the drilling of oil and natural gas wells, as well as general market conditions, competition and pricing. Please refer to the Company's Securities and Exchange Commission filings for additional information.

     For further information, contact the Company at (303) 293-9133 or via email at info@deltapetro.com

                                   OR

     RJ Falkner & Company, Inc., Investor Relations Counsel at (800) 377-9893
                   or via email at info@rjfalkner.com

SOURCE:     Delta Petroleum Corporation

DELTA PETROLEUM CORPORATION
AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS

                                                            June 30,             June 30,
                                                              2003                 2002
                                                          -----------          ------------
                                             ASSETS
Current Assets:
   Cash and cash equivalents                              $ 2,271,000          $  1,024,000
   Marketable securities available for sale                   662,000               485,000
   Trade accounts receivable, net of
      allowance for doubtful accounts of $50,000 at
      June 30, 2003 and June 30, 2002                       4,410,000             4,713,000
   Prepaid assets                                             764,000               785,000
   Other current assets                                       560,000               442,000
                                                          -----------          ------------
         Total current assets                               8,667,000             7,449,000
                                                          -----------          ------------
Property and Equipment:
   Oil and gas properties, at cost (using
      the successful efforts method
      of accounting):                                      90,487,000            73,002,000
   Less accumulated depreciation and depletion            (12,669,000)           (7,018,000)
                                                          -----------           -----------
         Net property and equipment                        77,818,000            65,984,000
                                                          -----------           -----------
Long term assets:
   Deferred financing costs                                   117,000               260,000
   Partnership net assets                                     245,000               384,000
                                                          -----------           -----------
         Total long term assets                               362,000               644,000
                                                          -----------           -----------
                                                          $86,847,000           $74,077,000
                                                          ===========           ===========
         LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities:
   Current portion of long-term debt                      $10,039,000           $ 3,498,000
   Accounts payable                                         3,604,000             3,488,000
   Derivative instruments                                     468,000                     -
   Current foreign tax payable                                703,000               703,000
   Other accrued liabilities                                1,087,000                31,000
                                                          -----------           -----------
         Total current liabilities                         15,901,000             7,720,000
                                                          -----------           -----------
Long-term Liabilities:
   Asset retirement obligation                                868,000                     -
   Long-term debt, net                                     22,175,000            21,441,000
                                                          -----------           -----------
            Total long-term liabilities                    23,043,000            21,441,000

Stockholders' Equity:
   Preferred stock, $.10 par value;
      authorized 3,000,000 shares, none issued
   Common stock, $.01 par value;                                    -                     -
      authorized 300,000,000 shares, issued
      23,286,000 shares at June 30, 2003
      and 22,618,000 at June 30, 2002                         233,000               226,000
   Additional paid-in capital                              75,642,000            76,514,000
   Put option on Delta stock                                        -            (2,886,000)
   Accumulated other comprehensive loss                      (376,000)              (85,000)
   Accumulated deficit                                    (27,596,000)          (28,853,000)
                                                          -----------           -----------
         Total stockholders' equity                        47,903,000            44,916,000
                                                          -----------           -----------
Commitments                                               $86,847,000           $74,077,000
                                                          ===========           ===========

DELTA PETROLEUM CORPORATION
AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS

                                                                            Year Ended June 30,

                                                                   2003           2002          2001
                                                                -----------    -----------   -----------
Revenue:
   Oil and gas sales                                            $25,561,000    $ 8,082,000   $12,277,000
   Realized gain (loss) on derivative instruments, net           (1,858,000)        39,000       (23,000)
   Gain (loss) on sale of oil and gas properties                    277,000        (88,000)      458,000
                                                                -----------    -----------   -----------
      Total revenue                                              23,980,000      8,033,000    12,712,000

Operating expenses:
   Lease operating expenses                                       9,479,000      4,314,000     4,698,000
   Depreciation and depletion                                     5,790,000      3,347,000     2,533,000
   Exploration expenses                                             140,000        155,000        89,000
   Abandoned and impaired properties                                      -      1,480,000       798,000
   Dry hole costs                                                   537,000        396,000        94,000
   Professional fees                                                842,000      1,322,000     1,108,000
   General and administrative (includes stock option expense
      of $124,000, $143,000 and $409,000 for the years ended
      June 30, 2003, 2002 and 2001, respectively.)                4,179,000      2,060,000     1,773,000
                                                                -----------    -----------   -----------
      Total operating expenses                                   20,967,000     13,074,000    11,093,000
                                                                -----------    -----------   -----------

Income (loss) from operations                                     3,013,000     (5,041,000)    1,619,000

Other income and (expense):
   Other income                                                      31,000        113,000       587,000
   Interest and financing costs                                  (1,767,000)    (1,325,000)   (1,861,000)
                                                                -----------    -----------   -----------
      Total other expense                                        (1,736,000)    (1,212,000)   (1,274,000)
                                                                -----------    -----------   -----------
Income (loss) before cumulative effect of
      Change in accounting principle                            $ 1,277,000    $(6,253,000)  $   345,000

Cumulative effect of change in accounting principle                 (20,000)             -             -
                                                                -----------    -----------   -----------

     Net income (loss)                                          $ 1,257,000    $(6,253,000)  $   345,000
                                                                ===========    ===========   ===========

Net income (loss) per common share:
   Basic                                                        $       .05    $     (0.49)  $      0.03
                                                                ===========    ===========   ===========

   Diluted                                                      $       .05    $     (0.49)* $      0.03
                                                                ===========    ===========   ===========

*   Potentially dilutive securities outstanding were anti-dilutive


                         Delta Petroleum Corporation
          Unaudited Reconciliation of Net Cash Provided by (used in)
             Operating Activities to "Cash Flow From Operations"


                                                                Year Ended
                                                           2003             2002
                                                           ----             ----
Net cash provided by (used in) operating activities     $7,999,000      $(1,870,000)

Changes in working capital items and other                (629,000)       1,305,000

Interest expense net of financing amortization           1,311,000          743,000

Other income                                               (31,000)        (113,000)
Stock for services                                               -          (48,000)
                                                        ----------      -----------
Cash flow from operations                               $8,650,000      $    17,000
                                                        ==========      ===========

     The above schedule is presented in order to reconcile cash flow from operations before a non-GAAP measure, to the most directly comparable GAAP measures in accordance with Section 401 (b) of the Sarbanes-Oxley Act.

     "Cash flow from operations", as used in this release, represents income from operations before depreciation and depletion expense, stock option expense, abandoned and impaired properties and gain or loss on sale of oil and gas properties. "Cash flow from operations" is not a measure of performance under accounting principles generally accepted in the United States of America and should not be considered in isolation or construed as a substitute for net income or other operations data or cash flow data prepared in accordance with accounting principles generally accepted in the U.S. for purposes of analyzing our profitability or liquidity. In addition, not all funds depicted by "cash flow from operations" are available for management's discretionary use but are subject to contractual restrictions and functional requirements to pay debt service, fund necessary capital expenditures and meet other commitments as described in more detail in the Company's Form 10-K for the year ended June 30, 2003 as filed with the Securities and Exchange Commission. "Cash flow from operations" as calculated above may not be comparable to similarly titled measures reported by other companies.